UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                                          May 31, 2005

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania		15212
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 553-5700

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                         Regulation FD Disclosure

On May 31, 2005, Equitable Resources, Inc announced the closing of a sale of non-core gas properties.  The text below incorporates the announcement and additional information regarding production per day.

Equitable Resources, Inc announced the closing of most of its previously disclosed sale of non-core gas properties to NCL Appalachian Partners, a partnership between Locin Oil Corporation and GE Commercial Finance Energy Financial Services.  Equitable sold an estimated 66 Bcf of proved reserves, of which approximately 59 Bcf were developed, for $147 million.  The sold properties produce approximately 10,000 Mcf per day.  The proceeds are subject to purchase price adjustments and a small portion of the properties will close upon the receipt of necessary approvals. The Company believes that no gain or loss will be recorded upon the closing of this transaction.  Equitable is also reiterating its 2005 Supply sales estimate of 73 Bcf.

Equitable was advised by Petrie Parkman & Co. during the transaction.

Disclosures in this Form 8-K contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.   A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By	/s/ Philip P. Conti
Philip P. Conti

Vice President,

Chief Financial Officer and Treasurer

Date: June 1, 2005